CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM


     We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in each Statement of Additional Information, and to the incorporation by reference in Post-Effective Amendment No. 64 to the Registration Statement (Form N-1A, No. 002-85229) of our reports dated December 14, 2007, on the financial statements and financial highlights of Lehman Brothers High Income Bond Fund (formerly, Neuberger Berman High Income Bond Fund), Lehman Brothers Municipal Money Fund, Lehman Brothers Municipal Securities Trust (formerly, Neuberger Berman Municipal Securities Trust), Lehman Brothers Short Duration Bond Fund (formerly, Neuberger Berman Limited Maturity Bond Fund), Lehman Brothers Strategic Income Fund (formerly, Neuberger Berman Strategic Income
     Fund),   Neuberger  Berman  Cash  Reserves  and  Lehman  Brothers  National
     Municipal Money Fund (formerly, National Municipal Money Fund) (seven of the series constituting Lehman Brothers Income Funds (formerly, Neuberger Berman Income Funds)), included in the October 31, 2007 Annual Reports to Shareholders of Lehman Brothers Income Funds and to the incorporation by reference of our report dated December 14, 2007, for Municipal Master
     Series (a series of the Institutional Liquidity Trust) included in the October 31, 2007 Annual Report to Shareholders of Lehman Brothers Income Funds.



                                          /s/ Ernst & Young LLP


     Boston, Massachusetts
     February 25, 2008